Exhibit 10.38

Lease File

CITY CENTER OFFICE PARK - SOUTH BUILDING

26777 Central Park Boulevard

LEASE

This lease is made between the Landlord and Tenant hereinafter identified in Sections 1(b) and 1(c) hereof, respectively, and constitutes a Lease between the parties of the "Demised Premises" in the "Building", as defined in Sections 2.2 and 2.1 hereof, respectively, on the terms and conditions and with and subject to the covenants and agreements of the parties hereinafter set forth.

W I T N E S S E T H :

1.          Basic Lease Provisions.

The following are certain basic lease provisions, which are part of, and in certain instances referred to in subsequent provisions of this Lease:

(a)	Date of this Lease	February 21, 1990
(b)	Landlord:	Gateway Office Associates Limited Partner- ship, a Michigan limited Partnership
(c)	Tenant:	Medco, Inc. a Michigan Corporation
(d)	Demised Premises:	Approximately 6,000 rentable square feet as indicated on the attached Exhibit "A".
(e)	Tenant's Interior Parking Spaces:	Two (2)
(f)	~~Anticipated~~ Commencement Date: March 1, 1990
(g)	Expiration Date:	The date which is One Hundred Twenty (120) months from the Commencement Date.
(h)	Basic Rental:	See Rider for Rental Schedule.
(i)	Tenant's Share:	3.94%
(j)	Tenant's Use:	General Office and any other lawfully permitted use.
(k)	Deposit:	Eight Thousand, Seven Hundred Fifty and 00/100 ($8,750.00) Dollars which shall be applied to Tenant's rental obligation for the thirty seventh (37th) month following the Commencement Date.
(l)	Tenant's Address for Notices: Premises
(m)	Landlord's Address for Notices:	200 Franklin Center 29100 Northwestern Highway Southfield, Michigan 48-34
(n)	Guarantor: N/A
(o)	Guarantor's Address for Notices:	N/A

2.     Building and Demised Premises.

       2.1  Landlord is the owner of certain land and improvements at 26777 Central Park Boulevard, Southfield, Michigan, upon which Landlord has constructed a building (hereinafter referred to as the "Building"), consisting of three stories, together with certain interior and exterior common and public areas and facilities, including the exterior on-grade parking areas and interior parking areas (hereinafter referred to as the "Common Areas") as may be designated by Landlord for use by Tenants of the Building, and their employees, guests, customers or prospective customers, agents and invitees.  The Building and the interior covered parking areas (herein referred to as the "interior Parking Areas") and all Common Areas and appurtenances are hereinafter collectively referred to as the "Development."

       2.2  Subject to the terms, covenants, agreements and conditions herein set forth, Landlord hereby leases to Tenant; and Tenant hereby leases from Landlord, those certain premises (herein referred to as the "Demised Premises") designated in Section 1(d) hereof, as shown on the floor plan(s) attached hereto as Exhibit "A", together with the nonexclusive right to use the Common Areas.

       2.3  Landlord reserves (a) the right from time to time to make changes, alterations, additions, improvements, repair or replacements in or to the Building (including the Demised premises) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators and stairways and other parts of the Building, and to erect, maintain, and use pipes, ducts and conduits in and through the Demised Premises, all as Landlord may reasonably deem necessary or desirable; and (b) the right to eliminate, substitute and/or rearrange the Common Areas (which may theretofore have been so designated) as Landlord deems appropriate in its discretion.  Tenant's nonexclusive right to utilize the Common Areas shall be in common with Landlord, other Tenants and occupants of the Building and others to whom Landlord grants such rights from time to time.  All rights of Landlord above to be performed in such a manner so as not to interfere or interrupt Tenant's use of or access to the Demised Premises>  If interruption occurs for more than five (5) days, then rent abates until such time as use and/or access to the Demised Premises is restored.  If such interruption continues for more than thirty (30) days, then Tenant shall have the right to terminate this Lease Agreement.

       2.4  ~~Landlord reserves the right from time to time upon at lease sixty (60) days advance written notice to relocate Tenant to other premises within the Building prior to or during the term of this Lease (hereinafter referred to as the "Term") so long as the usable area so substituted equals or exceeds the usable area of the Demised Premises.  Landlord shall pay the reasonable relocation costs of Tenant in connection therewith, but Landlord shall not have any other liability with respect to such relocation.~~

       2.5  Tenant shall have the right to utilize the Tenant's Interior Parking Spaces designated in Section 1(e) hereof located in the Interior Parking Areas during the term of this Lease without any additional rent or charge therefor.  Tenant's use of Tenant's Interior Parking Spaces shall be subject to such reasonable rules and regulations as Landlord shall promulgate from time to time and which shall be provided in writing to Tenant.  Notwithstanding that Tenant's Interior Parking Spaces shall be designated for Tenant's use, Landlord shall not be required to police Tenant's exclusive right to utilize the same.

3.     Term.

       3.1.  The term shall commence on that date March 1, 1990 (hereinafter referred to as the "Commencement Date" being the later to occur of the "Anticipated Commencement Date" set forth in section 1(f) hereof and or the date Landlord has substantially completed the improvements to be constructed or installed by Landlord pursuant to the provisions of Exhibit "E" hereto and the terms of that certain letter agreement between Landlord and Tenant relating tot he construction of the Demised Premises, if any, as provided in Section 4 hereof and, unless sooner terminated as hereinafter provided, and shall end on the "Expiration Date" set forth in Section 1(g) hereof; provided, however, that if Tenant, with Landlord's prior written approval, shall take occupancy of the Demised Premises for any purpose whatsoever prior to the Commencement Date, as defined above, the Commencement Date shall be deemed to have occurred on the earlier date Tenant takes such occupancy.

       3.2  If Landlord, for any reason whatsoever, cannot deliver possession of the Demised Premises to Tenant on the ~~Anticipated~~ Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, and the Termination Expiration Date of this Lease shall be extended for a period equivalent to the period of such postponement provided such postponed Termination Expiration Date shall occur on the last day of a calendar  month, if not, then such termination date shall be extended by an additional period so as to end on the last day of such calendar month in which it would otherwise occur.  Notwithstanding the foregoing, if the improvements hereinafter described have not been completed and possession of the Demised Premises has not been delivered to Tenant on or before April 15, 1990, ~~within three (3) years following the Anticipated Commencement Date, either Landlord or~~ Tenant, at its option at any time within thirty (30) days thereafter, but prior to the delivery of possession, may terminate this Lease by and upon written notice to the other, and Landlord and Tenant shall thereupon be released from all obligation under this Lease, or in the event Tenant does not so terminate, Tenant shall be entitled to an additional day of free rent (Basic Rental and Additional Rent) for each and every day of delay beyond April 154, 1990.  ~~except for any financial obligations of Tenant then due and payable, if any, pursuant to Exhibit "B" hereto and such letter agreement, if any.~~

4.     Completion of Improvements.

       4.1  Except as provided in Section 3.2 hereof, prior to the Anticipated Commencement Date, Landlord shall complete the floor(s) on which the Demised Premises are located and reasonable means of ingress and egress to Demised Premises, and shall construct or install in the Demises Premises the improvements to be constructed or installed by Landlord pursuant to the provisions of Exhibit ?B? hereto and such letter agreement, of even date herewith, if any, provided that Landlord shall not be required to incur overtime costs and expenses in performing such construction and/or installation.  Tenant shall construct or install in the Demised Premises all improvements and work required and not to be performed by Landlord pursuant to Exhibit "B" hereto and such letter agreement, if any, all as more particularly set forth on Exhibit ?B? hereto and such letter agreement., if any.  The Demised Premises shall be deemed completed and possession delivered to Tenant when Landlord has been issued a temporary Certificate of Occupancy which shall allow Tenant to take possession of the Demised Premises and operate its business therein substantially completed its improvements subject only to the completion of details of construction, decorations and mechanical adjustments which do not materially interfere with Tenant's use of the Demised Premises, and Tenant shall accept the same upon notice from Landlord that such improvements have been so completed and Tenant shall commence Tenant's work upon, and not before, the receipt of such notice.  If any dispute shall arise as to whether Landlord has completed its improvements, a certificate furnished by Landlord's architect certifying improvements, a certificate furnished by Landlord's architect certifying the date of such completion shall be conclusive and binding of that fact and date upon Landlord and Tenant.  In the performance of Tenant's work, Tenant shall engage the services of such licensed contractor(s) who will work in harmony with Landlord's contractors and the contractors employed by the other Tenants so that there shall be no labor disputes which would interfere with the operation, construction and completion of the Building.

       4.2  ~~Tenant agrees, at Tenant's sole cost and expense, to furnish to Landlord its design drawings, working drawings and specifications with respect to the Demised Premises on or before ______________________, for Landlord's prior written approval.  if such drawings and specifications are not timely furnished to Landlord, then Landlord may, at its option, in addition to any and all other remedies provided in this lease, on not less than five (50 days' notice to Tenant, declare this Lease null and void and of no further force or effect, in which event this Lease shall cease, but Tenant shall remain liable for all obligations arising during~~

~~the original stated term as provided in this Lease.  If Landlord does not elect to terminate as aforesaid, but if such delay in delivery by Tenant causes Landlord to complete construction of improvements to the Demised Premises after the Anticipated Lease Commencement Date, then notwithstanding such delay the term of this Lease shall be deemed to have commenced on the Anticipated Lease Commencement Date.~~

       4.3   ~~Approval of Tenant's plans, drawings, and specifications by Landlord shall not constitute the assumption of any reasonability by Landlord of Landlord's architect for their accuracy, efficiency or sufficiency, and Tenant shall be solely responsible for such matters.~~

5.    Rental.

       5.1  Tenant shall pay to Landlord as rental for the Demised Premises the Basic Rental set forth in Section 1(h) hereof, which shall be payable in equal monthly installments in advance, together with the rentals provided for in Section 5.3 hereof.

       5.2.  The following terms shall have the following meanings.

             (a)  The term "Expenses" shall mean the reasonable actual cost incurred by Landlord with respect to the operation, maintenance, repair of and replacement and administration of the Development, including, without limitation or duplication, (1) the costs incurred for air conditioning; mechanical ventilation; heating; cleaning (including janitorial services); rubbish removal; snow removal; general landscaping and maintenance; window washing, elevators, escalators, porter and matron services, electric current for Common Areas; management fees not to exceed five (5%) percent of receipts; protection and security services; repairs, replacement, and maintenance; fire, extended coverage, boiler, sprinkler, apparatus, public liability and property damage insurance not to exceed replacement cost (including loss of rental income insurance); supplies; wages, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance respecting service and maintenance employees and management staff for the Building only; accounting for audits performed in relation to the Building; ~~and administrative staff;~~ uniforms and working clothes for such employees and the cleaning thereof; expenses imposed pursuant to any collective bargaining agreement with respect to such employees; payroll, social security, unemployment and other similar taxes with respect to such employees and staff; sales, use and other similar taxes; ~~Landlord's Michigan Single Business Tax,~~ water rates and sewer charges but not tap in or connection charges; personal property taxes for Landlord's property located at the Development; ~~advertising, public relations and promotions;~~ depreciation of movable equipment and personal property, which is, or should be, capitalized on the books of Landlord, and the cost of movable equipment and personal property, which need not be so capitalized, as well as the cost of maintaining all such movable equipment, provided such personal property and equipment is used solely for the Development, and any other costs, charges and expenses which, under generally accepted accounting principles and practices, would be regarded as maintenance and operating expenses, (2) any costs and expenses paid or incurred by Landlord for the Development, and (3) the cost of any capital improvements made to the Building by Landlord after the Commencement Date that are intended to reduce other Expenses, ~~or made to the Building by Landlord after the date of this Lease that are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed,~~ such costs to be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at the rate of two percent (2%) in excess of the then current "prime rate" of Chase Manhattan Bank, N.A. (as defined in Section 5.5 hereof) of such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements but not to exceed the highest rate permissible by law.  Expenses shall not include "Taxes", as defined in Section 5.29b) hereof; depreciation on the Building other than depreciation on standard exterior window coverings provided by Landlord and carpeting in Common Areas and other than as set forth above; costs of services or repairs, replacements and maintenance which are paid for by proceeds of insurance, by other Tenants (in a manner other than as provided in Section 5.2 hereof) or third parties; Tenant improvements, real estate brokers' commission, interest and capital items other than replacements and those referred to in clause (3) above.  All items considered capital expenditures under generally accepted accounting principles shall not be included in "Expenses".

              The Expenses shall be adjusted to equal Landlord's reasonable estimate of Expenses had ninety five percent (95%) of the total leasable area of the Building been occupied and had the total leasable area of the Building been furnished all services.

              (b)  The term "Taxes" shall mean the amount, incurred by Landlord of all ad valorem real property taxes and assessments, special or otherwise, levied upon or with respect to the Development, or the rent and additional charges payable hereunder, imposed by any taxing authority having jurisdiction.  Taxes shall also include all taxes, levies and charges which may be assessed, levied or imposed in replacement of, or in addition to, all or any part of ad valorem real property taxes as revenue sources, and which in whole or in part are measured or calculated by or based upon the Development, the freehold and/or leasehold estate of Landlord or Tenant, or the rent and other charges payable hereunder.  Taxes shall include any reasonable expenses incurred by landlord in determining or attempting to obtain a reduction of Taxes.  Taxes shall specifically exclude any franchise, corporation, income or profit tax or capital levy that is or may be imposed on Landlord.  Notwithstanding anything to the contrary contained above, in the event any assessments may be paid on an installment basis, Landlord covenants that it shall pay same in installments, and that Tenant shall only be responsible for its share of those installments coming due during each lease year.  to the extent assessments may not be paid in installments by Landlord, such assessments shall be prorated over the useful life of the improvement pertaining to such assessment, and Tenant shall only be responsible for Tenant's Share of that portion of the assessment attributed o each lease year during the term of this Lease based upon the useful life of such improvement.  Tenant shall be entitled to a credit in the amount of any reduction in Taxes as result of any contest thereof less expenses incurred by Landlord in obtaining same.  Tenant shall not be responsible for paying any assessments levied in connection with the construction or development of the Development.

              (c)  The term "Tenant's Share" shall mean the percentage set forth in Section 1(i) hereof.  Tenant's Share has been computed on the basis of the square foot area of the Demised Premises divided by the total leasable square foot area of the Building (including the Demised Premises).

       5.3    (a)  Tenant shall pay to Landlord as additional rental Tenant's Shares of Expenses and Taxes in the manner and at the times herein provided.  Tenant shall not be required to pay more than Five and 50/100 ($5.50)Dollars per rentable square foot per year during the first lease year for Tenant's Share of Expenses and Taxes.

              (b)  With respect to Expenses, prior to the Commencement Date and prior to the beginning of each fiscal year of Landlord thereafter, or as soon thereafter as practicable, Landlord shall give Tenant notice of Landlord's estimate of Tenant's share of Expenses for the ensuing fiscal year, and with respect to Taxes, prior to the Commencement Date and prior to the beginning of each calendar year thereafter, or as soon thereafter as practicable, Landlord shall give Tenant notice of Landlord's estimate of Tenant's share of Taxes for the ensuing calendar year.  On or before the first day of each month during the ensuing fiscal year and calendar year, respectively, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amounts, provided that until such notice is given with respect to the ensuring fiscal year calendar year, as the case may be, Tenant shall continue to pay the amount currently payable pursuant hereto until after the month such notice is given.  If at any time or times (including after the month such notice is given.  If at any time or times (including, without limitation, upon Tenant taking occupancy of the Demised Premises) it appears to Landlord that Tenant's Share of Expenses or Tenant's Share of Taxes for the then current fiscal or calendar year, as the case may be, will vary from Landlord's estimate by more than five percent (5%), Landlord may, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year shall be based upon such revised estimate.

              Within ninety (90) days after the close of each fiscal year of

Landlord with respect to Expenses, and within ninety (90) days after the close of each calendar year with respect to Taxes, or as soon after such ninety (90) today period is practicable, but in no event longer than one hundred fifty (150) days, Landlord shall deliver to Tenant a statement prepared by Landlord of Tenant's Share of Expenses and Taxes, respectively, for such fiscal year and calendar year, respectively.~~, and such statements shall be final and binding upon Landlord and Tenant.~~  If on the basis of either of such statements, Tenant owes an amount that is less than the estimated payments for such fiscal year with respect to Expenses or calendar year with respect to Taxed previously made by Tenant, Landlord shall credit such excess amount against the next payment(s) due from Tenant to Landlord of Expenses or Taxes, as the case may be, or return such amounts to Tenant within thirty (30) days of the end of Lease.  If on the basis of such statement, Tenant owes an amount that is more than the estimated payments for such fiscal year with respect to Expenses or such calendar year with respect to Taxes previously made by Tenant, Tenant shall pay the deficiency to Landlord within ~~seven (7)~~ fifteen (15) days after delivery of such statement.  Tenant shall have the right to audit all of Landlord's records, in order to confirm those amounts set forth in Landlord's statement described above.

              (c)  if this Lease shall commence on a day other than the first day of Landlord's fiscal year or terminate on a day other than the last day of Landlord's fiscal year, Tenant's share of Expenses that is applicable to Landlord's fiscal year in which such commencement or termination shall occur shall be prorated on the basis of the number of calendar days within such year as are within the Term.  If this Lease shall commence on a day other than the first day of a calendar year or terminate on a day other than the last day of a calendar year, Tenant's Share of Taxes that is applicable to the calendar year in which such commencement or termination shall occur shall be prorated on the basis of the number of calendar days within such year as are within the term.

       5.4  The installment of the Basic Rental provided for in Section 5.1 hereof for the first full month of the Term shall be paid by Tenant to Landlord on the Commencement Date.  ~~Upon execution of this Lease,~~ Basic Rental shall be paid to Landlord on or before the first day of each and every successive calendar month in advance after the first month during the Term.  In the event the Commencement Date is other than the first day of the calendar month, or the Expiration Date is other than the last day of the calendar month, then the monthly rental for the first and last fractional months of the Term shall be appropriately prorated on a per diem basis.

       5.5  Tenant shall pay as additional rental of any money and charges required to be paid by Tenant pursuant to the terms of this Lease, whether or not the same may be designated "additional rent."

       5.6  Except as above provide, rental and additional rental shall be paid to Landlord without notice or demand and without deduction or offset, in lawful money of the United States of America at Landlord's address for notices hereunder or to such other person or at such other place as Landlord may from time to time designate in writing.  all amounts payable by Tenant to Landlord hereunder, if not paid within five (5) business days when due, shall bear interest from the due date until paid at the rate equal to ~~two percent (2%) in excess of~~ the then current "prime rate" of Chase Manhattan Bank, N.W., but not in excess of the highest rate permitted by law.  Such prime rate shall be the rate announced by such Bank as its "prime rate"; if no such prime rate is announced, the prime rate shall be deemed to be ~~fifteen~~ twelve percent ~~(15%)~~ (12%).

6.     Other Taxes Payable by Tenant.

       In addition to the monthly rental and other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes and taxes included within Taxes) whether or not now customary or within the contemplation of the parties hereto:  (a) upon measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Demised Premises or by the cost or value of any leasehold improvements made in or to the Demised Premises by or for Tenant other than building standard Tenant improvements made by Landlord, regardless of whether title to such improvements shall be in Tenant or Landlord; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Demised Premises or any portion thereof; and (c) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Demised Premises.  In the event that it shall not be lawful for Tenant so to reimburse Landlord, the monthly rental payable to Landlord under imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax.

7.  Use.

       7.1  The Premises shall be used only for the purposes of "Tenant's Use" as set forth in Section 1(j) hereof, and for no other purpose or purposes whatsoever.

       7.2  Tenant shall not do or permit to be done in or about the Demised Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by the standard form of fire insurance policy, or will in any way increase the existing rate of or affect any fire or other insurance upon the building or any of its contents, or cause a cancellation of any insurance policy covering the Building or any part thereof or any of the contents, or adversely affect or interfere with any services required to be furnished by Landlord to Tenant, or to any other Tenants or occupants of the Building, or with the proper and economical rendition of any such service.  Tenant shall not do or permit anything to be done in or about rights of other Tenants of the Building, or injure or annoy them, or use unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Demised Premises or commit or suffer to be committed any waste in, on or about he Demised Premises.  If anything done, omitted to be done or suffered to be done by Tenant, or kept or suffered by Tenant to be kept in, upon or about he Demised Premises shall cause the rate of fire or other insurance on the Building in companies acceptable to Landlord to be increased beyond the minimum rate from time to time applicable to the Building, Tenant shall pay the amount of any such increases.

       7.3  ~~Tenant shall not utilize the Demised Premises for a massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet sports facility (including handball or racquetball court), hot tub facility, suntan facility, health club facility, and any facility primarily used for gambling or an operation the principal business of which is the sale of alcoholic beverages for off premises consumption.~~

8.     Services.

       8.1  Landlord shall maintain the Common Areas including any lobbies, stairs, elevators, corridors and restrooms, together with the windows and exterior walls, roofs, foundations and structure itself of the Building and the mechanical, plumbing and electrical equipment servicing the Building, in good order and first class condition as compared to similar office buildings in the Southfield metropolitan area ~~as reasonably determined by Landlord~~ and the cost shall be included in Expenses, except for the repairs due to fire and other casualties (to the extent the cost of such repairs due to fire and other casualties (to the extent the cost of such repairs are covered by insurance proceeds) and for the repair of damages occasioned by the acts or omissions of Tenant, which Tenant shall pay to Landlord in full.

        8.2  Landlord will arrange for the furnishing of electricity to the Demised Premises, and Landlord shall charge Tenant for electricity as determined by individual metering at the applicable secondary rates filed by Landlord with the proper regulating authorities in effect from time to time covering such services, but not more than the secondary rates which would be charged to Tenant by the public utility company.  Such charge to Tenant for electricity shall be payable in monthly installments together with Basic Rental in the amount invoiced to Tenant.  Notwithstanding anything herein contained to the contrary, Landlord reserves the right to terminate the furnishing of electricity at any time upon thirty (30) days prior written notice to Tenant, in which event Tenant shall make application directly to the utility company servicing the Building for Tenant's separate supply of electric current, and Landlord shall permit its wires and conduits to be used for such purposes, to the extent available and capable of being used safely.

       8.3  Landlord shall furnish the Demised Premises with (a) heat, ventilation and air conditioning to the extent required for the occupancy of the Demised Premises to standard of comfort comparable to other first class office buildings and during such hours in each case as reasonably determined by Landlord for the building (which hours~~, until Landlord~~ shall not be less than  ~~otherwise designate, shall be~~ from 7:30 a.m. to 6:00 p.m. on weekdays and from 7:30 a.m. too 1:00 p.m. on Saturdays; in each case except holidays), or as may be prescribed by any applicable policies or regulations adopted by any utility or governmental agency, (b) elevator service and (c) janitorial service as described on Exhibit "C" hereto only to the areas of the Demised Premises used for office purposes during the times and in the manner that services are furnished in comparable first class office buildings in the area, provided that Landlord shall not provide janitorial services to any portion of the Demised premises used for other than office purposes such as preparing, dispensing or consumption of food or beverages or as an exhibition area or for storage, shipping room, washroom or similar purposes, or as private restrooms or a shop or for the operation of computer data shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of:  (1) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (2) failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Demised Premises or to the Building, or (3) any limitation, curtailment, rationing or restriction on use of water, electricity, steam, gas or any other form of energy serving the Demised Premises or the Building.  Landlord shall use reasonable efforts diligently to remedy any interruption in the furnishing of such services.  If interruption occurs for five (5) days or more, then rent abates until such time as service is restored.  If interruption continues more than thirty (30) days, Tenant shall have the right to terminate this Lease.  Notwithstanding the provisions of this Section 8.3, Landlord shall not be required to provide ventilation and air conditioning to the Demised Premises as herein provided if Tenant shall utilize in the Demised Premises heat generating equipment or lighting other than building standard lights which affect the temperature otherwise maintained by the air conditioning system or if the Demised Premises are occupied by a number of persons in excess of the design criteria of the air conditioning system.

       8.4  Tenant shall pay as additional rent the cost of providing all heating, ventilating and air conditioning, including all costs associated with the installation of meters for measuring the same, to the Demised Premises in excess of the required for normal office use or during hours requested by Tenant when heating, ventilating and air conditioning is not otherwise furnished by Landlord.  Tenant shall notify Landlord in writing at least twenty-four (24) hours prior tot he time it requires heating, ventilating and air conditioning during periods the same are not otherwise furnished by Landlord.  Notwithstanding the foregoing, Landlord shall only be required to provide heating, ventilating and air conditioning to the extent available utilizing the existing equipment servicing the Building.

9.     Alterations and Repairs.

       9.1  Tenant shall not make or suffer to be made any alterations, additions or improvements except decorations to or of the Demised

Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord's consent which consent shall not be unreasonably withheld or delayed.  all such alterations, additions and improvements shall be performed by contractors and subject to reasonable conditions specified by landlord.  If any such alterations, additions or improvements to the Demised Premises consented to by Landlord shall be made by Landlord for Tenant's account, Tenant shall reimburse Landlord for the cost thereof (including a reasonable charge for Landlord's overhead related thereto), as the work proceeds within five(5)days after receipt of statements therefore.  Except for any trade fixtures, Tenant personal property, or partitions, all such alterations, additions and improvements shall become the property of Landlord upon their installation and/or completion and shall remain on the Demised Premises upon the expiration or termination of this Lease without compensation to Tenant unless Landlord elects by notice to Tenant at such time as such alterations or improvements are made to have Tenant remove the same, in which event Tenant shall promptly restore the Demised Premises to their condition prior to the installation of such alterations, additions and improvements.  Notwithstanding anything to the contrary contained above, in the event Tenant requests Landlord's permission to make any alterations, additions, or improvements to the Demised Premises, Landlord shall notify Tenant at such time as Landlord gives Tenant gives Tenant its consent to perform same, that Tenant shall be required to remove such alterations, additions, or improvements from the Premises.  In the event Landlord fails to notify Tenant that Tenant shall be required to remove same, Tenant shall not be required to remove such alterations, additions or improvements from the Demised Premises upon the expiration or termination of the term of this Lease.

       9.2  Subject to the provisions of Section 8.1 hereof, Tenant shall keep the Demised Premises and every part thereof in good condition and repair, ~~Tenant hereby waiving all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Demised Premises as provided by any law, statute or otherwise now or hereafter in effect.~~  All repairs made by or on behalf of Tenant shall be made and performed in such manner as Landlord may reasonably designate, by contractors or mechanics reasonably approved by landlord and in accordance with the rules relating thereto annexed to this Lease as Exhibit "D' and all applicable laws and regulations of governmental authorities having jurisdiction. Tenant shall, subject to the provisions of Section 9.1 hereof, at the end of the term hereof surrender to Landlord the Demised Premises in the same condition as when received, ordinary wear and tear and damage by fire, earthquake, act of God or the elements excepted.  Landlord has not obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Demised Premises or any par thereof and not representations respecting the condition of the Demised Premises or the Building have been made by landlord to Tenant except as expressly set forth herein.

10.    Liens.

       Any construction lien filed against the Demised Premises or the Building for work claimed to have been done or materials claimed to have been furnished to Tenant shall be discharged by Tenant within ~~ten (10)~~ forth give (45) days thereafter.  For the purposes hereof, the bonding of such lien by a reputable casualty or insurance company reasonably satisfactory to Landlord shall be deemed the equivalent of a discharge of any such lien.  Should any action, suit, or proceeding be brought upon any such lien for the enforcement or foreclosure of the same, Tenant shall defend Landlord therein, by counsel reasonably satisfactory to Landlord, and pay any damages and satisfy and discharge any judgment entered therein against Landlord.

11.     Destruction of Damage.

       11.1  In the event the Demised Premises or any portion of the Building necessary for Tenant's occupancy are damaged by fire, earthquake, act of God, the elements or other casualty in each case insured against by Landlord's fire and extended coverage insurance policy covering the Building and, if Landlord's reasonable estimate of the cost of making such repairs does not exceed the proceeds of such insurance by more than One Hundred Thousand Dollars ($100,000), Landlord shall forthwith repair the same if such repairs can, in Landlord's reasonable to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Demised Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Demised Premises in Tenant's sole and absolute discretion.  In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise.  in the event of a partial taking of the Demised Premises which does not result in a termination of this Lease, the rental(*Basic Rental and Additional Rent) thereafter to be paid shall be reduced on a per square foot basis.  In the event of a termination of this Lease, the rental (Basic and Additional Rent) thereafter to be paid shall be reduced on a per square foot basis.  Notwithstanding anything to the contrary contained herein, Tenant shall have the right to make a claim for moving, relocation expenses, equipment, and loss of business and unamortized tenant improvements made or paid for by Tenant.

14.    Landlord's Insurance.

       Landlord shall, during the Term, provide and keep in force or cause to be provided or kept in force:

       (a)  Comprehensive general liability insurance with respect to Landlord's operation of the Development for bodily injury or death and damage to property of others;

       (b)  Fire insurance (including standard extended coverage endorsement perils and leakage from fire protective devices0 in respect of the Building, excluding Tenant's trade fixtures, equipment and personal property, but not in excess of the full replacement cost of such Building.

       (c)  Loss of rental income insurance;

together with such other insurance as Landlord, in its sole discretion, elects to obtain.  Insurance effected by Landlord shall be in amounts which Landlord shall from time to time determine reasonable and sufficient, shall be subject to such deductibles and exclusions which landlord may deem reasonable and shall otherwise be on such terms and conditions as Landlord shall from time to time determine reasonable and sufficient.  ~~Tenant acknowledges that Landlord's loss of rental income insurance may provide that (i) payments thereunder by the insurer will be limited to a period of one year following the date of any destruction and damage, and (ii) no insurance proceeds will be payable thereunder in the case of destruction of damage caused by any occurrence other than fire and other risks included in the standard extended coverage endorsement perils of a fire insurance policy.~~

15.    Indemnification and Tenant's Insurance.

       15.1  Tenant hereby waives all claims against Landlord for damage to any property or injury or death of any person in, upon or about the Demised Premises arising at any time and from any cause whatsoever, except due to Landlord's negligence or acts or omissions of its employees or contractors and landlord shall hold Tenant harmless from any damage to any property or injury to or death of any person arising from the use of the Common Areas or other areas of the Development excluding the Demised Premises.  The foregoing indemnity obligation of Landlord shall include reasonable attorneys' fees, investigation costs and all other reasonable costs and expenses incurred by Tenant from the first notice that any claim or demand is to be made or may be made. ~~and Tenant shall hold Landlord harmless from any damage to any property or injury to or death of any person arising from the use of the Demised Premises by Tenant.  The foregoing indemnity obligation of Tenant shall include reasonable attorneys' fees, investigation costs and all other reasonable costs and expenses incurred by Landlord from the first notice that any claim or demand is to be made or may be made.~~  The provisions of this Section 15.1 shall survive the termination of this Lease with respect to any damage, injury or death occurring prior to such termination.

       15.2  Tenant shall procure and keep in effect comprehensive general liability insurance, including contractual liability, with minimum limits of liability of One Million Dollars ($1,000,000) per occurrence for bodily injury or death, and Two Hundred Fifty Thousand Dollars (4250,000) per occurrence for property damage.  From time to time, Tenant shall increase the limits of such policies to such higher limits as Landlord shall reasonably require in accordance with industry standards.  Such insurance shall name Landlord and its mortgagee(s) as additional named insureds, shall specifically include the liability assumed hereunder by Tenant, and shall provide that it is primary insurance and not excess over or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord, and shall provide that Landlord shall receive thirty (30) days notice from the insurer prior to any cancellation or change of coverage.

       15.3  Tenant shall procure and keep in effect fire insurance (including standard extended coverage endorsement perils and leakage from fire protective devides0 for the full replacement cost of Tenant's trade fixtures, equipment, personal property and leasehold improvements not including those improvement set forth in Exhibit "B" or in the Letter Agreement executed in connection herewith.

16.    Compliance with Legal Requirements.

       Tenant shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, with any occupancy certificate or directive issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Demised Premises, insofar as any thereof relate to or affect the condition, use or occupancy of the Demised Premises, excluding requirements of structural ~~changes~~, mechanical, electrical, or plumbing changes not related to or affected by improvements made by or for Tenant or not necessitated by Tenant's act.

17.    Assignment and Subletting.

       17.1  Except as expressly permitted pursuant to this Article 17, Tenant shall not, without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed, assign, encumber or hypothecate this Lease or any interest herein or sublet the Demised Premises or any part thereof, or permit the use of the Demised Premised by any party other than Tenant.  ~~This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without the consent of Landlord.  Sales aggregating fifty percent (50%0 or more of the capital or voting stock of Tenant (if Tenant is a nonpublic corporation) or transfers aggregating fifty percent (50%) or more of Tenant's partnership interest (if Tenant is a partnership) shall be deemed to be an assignment of this Lease.~~  landlord hereby acknowledges and agrees that Tenant may during the term of this Lease become a publicly held corporation and such change in ownership shall not be deemed a violation of this paragraph.

       17.2  If at any time or from time to time during the term of this Lease, Tenant desires to sublet all or any part of the Demised Premises or to assign this Lease, Tenant shall give notice to Landlord setting forth the proposed subTenant or assignee, the terms of the proposed subletting and the space so proposed to be sublet or the terms of the proposed assignment, as the case may be.  Landlord shall have the option exercisable by notice given to Tenant within twenty (20) days after Tenant's notice is given, (a) if Tenant's request relates to a subletting, either to sublet from Tenant such space at the rental and other terms set forth in Tenant's notice, or, if the proposed subletting is for terms set forth in Tenant's notice or, if the proposed subletting is for terms set forth in Tenant's notice or, if the proposed subletting is for the entire Demised Promises for the balance of the Term, to terminate this Lease or (b) if Tenant's request relates to an assignment, either to have this lease assigned to Landlord or to terminate this Lease.  if Landlord does not exercise such option, Tenant shall be free for a period of one hundred eighty (180) days thereafter to sublet such space or to assign this Lease to such third party if Landlord shall consent thereto, provided that the sublease or assignment shall be on the same terms set forth in the notice given to Landlord and that the renal to such subTenant or assignee shall not be less than the then market rate for such premises.  In the event Landlord notifies Tenant that it intends to terminate the Lease, Tenant may withdraw its request to sublet or assign, and this Lease shall continue in full force and effect as if such notice from Tenant had not been given.

       In the event Tenant shall so sublet a portion of the Demised Premises, or assign this Lease, ~~all~~ fifty percent (50) of the sums or other economic consideration received by Tenant as a result of such subletting or assignment whether denominated rentals or otherwise, under the sublease or assignment, which exceed in the aggregate, the total sums which Tenant is obligated to pay landlord under this Lease (prorated to reflect obligations allocable to that portion of the Demises Premises subject to such sublease) shall be payable to Landlord as additional rental under this Lease without affecting or reducing any other obligation of Tenant hereunder.

       17.3  Notwithstanding the provisions of Sections 17.1 and 17.2 hereof, Tenant may assign this Lease or sublet the Demised Premises or any portion thereof, without Landlord's consent and without extending any option to Landlord, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant as a going concern of the business that is being conducted on the Demised Premises, provide that said assigned assumes, in full, the obligations of Tenant under this Lease.

       17.4  Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder.  The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord or any provision hereof.  Consent to one assignment or subletting shall not be deemed consent to any subsequent assignments or subletting.  In the event of default of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor.  Landlord may consent to subsequent assignment or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this lease.

       17.5  In the event Tenant shall assign this Lease or sublet the Demised Premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act that Tenant proposed to do, then Tenant shall pay landlord's reasonable attorneys' fees and processing fees not to exceed Two Hundred Fifty and 00/100 (4250.00) Dollars incurred in connection therewith.

18.    Rules.

       Tenant shall faithfully observe and comply with the rules and regulations annexed to this Lease as Exhibit "D" and, after written notice thereof, all reasonable modifications thereof and additions thereto from time to time promulgated in writing by Landlord.  Landlord shall not be responsible to Tenant for the nonperformance by any other Tenant or occupant of the Building of any of such rules and regulations.  All rules must apply to all Tenants on a non-discriminatory basis.

19.    Entry by Landlord.

       19.1  Landlord and its designees may enter the Demised Premises upon twenty four (24) hours notice ~~at reasonable~~ hours to (a) inspect the same, (b) exhibit the same to prospective purchasers, or lenders or during the last one hundred eighty (180) days of the term to Tenants,

(c) determine whether Tenant is complying with all of its obligations hereunder, (d) supply janitor service and any other services to be provided by landlord to Tenant hereunder, (e) post notices of nonresponsiblity, and (f) make repairs required of Landlord under the terms hereof or repairs to an adjoining space or utility services or make repairs, alterations or improvements to any other proration of the Building; provided, however, that all such work shall be done as promptly as reasonably possible.  Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Demised Premises or any other loss occasioned by such entry.  Landlord must use its best efforts not to interfere with Tenant's use of building.  If interruption occurs for more than five (5) days, then rent abates until such time as access or use is restored.  If such interruption continues for more than thirty (30) days, then, Tenant shall have the right to terminate this Lease Agreement.

       19.2  Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Demised Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance); and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in any emergency in order to obtain entry to the Demised Premises, and any entry to the Demised Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be forcible or unlawful entry into or a detainer of the Demised Premises or an eviction, actual or constructive, of Tenant from the Demised Premises.

20.    Events of Default.

       20.1  The occurrence of any one or more of the following events (hereinafter referred to as "Events of Default") shall constitute a breach of this Lease by Tenant:  (a) if Tenant shall fail to pay the Basic Rental when and as the same becomes due and payable and such failure shall continue for more than seven (7) days; or (b) if Tenant shall fail to pay any other sum when and as the same becomes due and payable and such failure shall continue for more than ten (10) days; or (c) if Tenant shall fail to perform or observe any other term hereof or of the rules and regulations referred to in Section 2.5 or Article 18 hereof to be performed or observed by Tenant, such failure shall continue for more than thirty (30) days after notice thereof from Landlord, and Tenant shall not within such thirty (30) day period commence with due diligence and dispatch the curing of such default, or, having so commenced, shall thereafter fail or neglect to prosecute or complete with due diligence and dispatch the curing of such default, or (d) if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy, or shall be adjudicated as insolvent or shall file a petition in any proceeding seeking any reorganization, arrangements, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; or  (e) if within ninety (90) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within ninety (900 days after the appointment  without the consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or (f) if this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within ten (10) days.

       20.2  If, as a matter of law, Landlord has no right on the bankruptcy of Tenant to terminate this Lease, then, if Tenant, as debtor, or its trustee wishes to assume or assign this Lease, in addition to curing or adequately assuring the cure of all defaults existing under this Lease on Tenant's part on the date of filing of the proceeding (such assurances being defined below), Tenant, as debtor, or the trustee or assignee must also furnish adequate assurances of future performance under this Lease

(as defined below).  Adequate assurance of curing defaults means the posting with Landlord of a sum in cash sufficient to defray the cost of such a cure.  Adequate assurance of future performance under this Lease means posting a deposit equal to three (3) months rent, including all other charges payable by Tenant hereunder, such as the amounts payable pursuant to Article 5 hereof, and, in the case of an assignee, assuring Landlord that the assignee is financially capable of assuming this Lease, and that its use of the Demised Premises will not be detrimental to the other Tenants in the Building or Landlord.  In a reorganization under Chapter 11 of the Bankruptcy code, the debtor or trustee must assume this Lease or assign it within sixty (60) days from the filing of this proceeding, or he shall be deemed to have rejected and terminated this Lease.

21.    Remedies.

       If any of the events of Default shall occur, then Landlord shall have the following remedies:

       (a)  Landlord at any time after the Event of Default, at Landlord's option, may give to Tenant ~~three (3)~~ fifteen (15) days notice of termination of this Lease, and in the event such notice is given, this Lease shall come to an end and expire (whether or not the Term shall have commenced) upon the expiration of such fifteen (15) ~~three (3)~~.~~, but Tenant shall remain liable for damages as provided in Article 22 hereof.~~

       (b)  Either with or without terminating this Lease, Landlord may immediately or at any time after the Event of Default or after the date upon which this Lease shall expire, through process of law reenter the Demised Premises or any part thereof, without notice, either by summary proceedings or by any other applicable action or proceeding, ~~or by force or otherwise~~ (without being liable to indictment, prosecution or damages therefor), and may repossess the Demised Premises and remove any and all of Tenant's property and effects from the Demised Premises.

       (c)  Either with or without terminating this Lease, Landlord may relet the whole or any part of the Demised Premises from time to time, either in the name of Landlord or otherwise, to such Tenant or Tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine.  In the event of any such reletting, Landlord shall not be liable for the failure to collect any rental due upon any such reletting, and no such failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability; and Landlord may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Demised Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting such liability.

       (d)  Landlord shall have the right to recover the rental and all other amounts payable by Tenant hereunder as they become due (unless and until Landlord has terminated this Lease) and all other damages incurred by Landlord as a result of an Event of Default.

       (e)  The remedies provided for in this Lease are in addition to any other remedies available to Landlord at law or in equity by statute or otherwise.  Landlord must use its best efforts to mitigate damage.

22.    Termination upon Default.

       Should Landlord at any time terminate this Lease for any reason, in addition to any other remedies it may have, Landlord shall be entitled to recover from Tenant the total of the amounts due under subparts (i) and (ii)~~, and (iii),~~ being:  (i) the full amount of any rental and any other costs of charges arising under this Lease that are due but unpaid at the time of termination; and (ii) ~~the worth of the amount by which~~

~~the unpaid rental which would have become due after termination for the balance of the term of this Lease exceeds the reasonable rental value of the Demised Premises for such period;~~ and ~~(iii)~~ any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result from that failure including but not limited to Landlord's cost of recovering the Demised Premises and reasonable attorneys' fees.

23.    Landlord's Right to Cure Defaults.

       All covenants, terms and conditions to be performed by Tenant under any of the terms of this Lease shall be at its sole cost and expense and without any abatement of rental.  If Tenant shall fail to pay any sum of money, other than Basic Rental, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder and such failure shall continue for thirty (30) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as in this Lease provided.  All reasonable sums so paid by Landlord and all necessary incidental costs shall be deemed additional rental hereunder and shall be payable to Landlord on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment thereof by Tenant as in the case of default by Tenant in the payment of Basic Rental.

24.    Attorneys' Fees.

       In the event of a dispute between Landlord and Tenant regarding the rights and obligations of the parties hereunder, the prevailing party shall be entitled to its costs and attorney's fees from the non-prevailing party.  ~~If as a result of any breach or default in the performance of any of the provisions of this Lease, Landlord uses the services of an attorney in order to assure compliance with such provisions of or recover damages therefor, or to terminate this Lease or evict Tenant, Tenant shall reimburse Landlord upon demand for any and all attorneys' fees and expenses as incurred by Landlord.~~

25.    Subordination.

       25.1  This Lease is and shall be subject and subordinate, at all times, to (a) the lien of any mortgage or mortgages which may now or hereafter affect the Building, and to all advances made or hereafter to be made upon the security thereof and to the interest thereon, and to any agreements at any time made modifying, supplementing, extending, or replacing any such mortgages, and (b) any ground or underlying lease which may now or thereafter affect the Building, including all amendment, renewals, modifications, consolidation, replacements, and extensions thereof.  Notwithstanding the foregoing, at the request of the holder of any of the aforesaid mortgage or mortgages or the lessor under the aforesaid ground or underlying lease (hereinafter referred to as the "Holder"), this Lease may be made prior and superior to such mortgage or mortgages and/or such ground or underlying lease.  In the event of the enforcement by the Holder of the remedies provided for by law or in its mortgage or lease, Tenant will, upon request of the Holder or any person succeeding to the interest of the Holder as a result of such enforcement automatically become the Tenant of the Holder or such successor in interest, without change in the terms or other provisions of this Lease, provided, however, that neither the Holder nor such successor in interest shall be bound by (i) any payment or Basic Rental or any other sum payable hereunder for more than one (1) month in advance, except for the Deposit, if any, or ~~(ii0 any amendment or modification of this Lease made without the consent of the Holder or such successor in interest.~~  Upon request by the Holder or such successor in interest, Tenant shall execute and deliver an instrument or instruments confirming such attornment.  Notwithstanding anything to the contrary contained herein, it shall be a condition precedent to Tenant subordinating its interest under this Lease as provided herein, that Landlord shall supply to Tenant a Non-Disturbance Agreement executed by any mortgagee or ground or underlying leaseholder wherein said mortgagee or leaseholder acknowledges and agrees that provided Tenant is not in default under this lease, it shall recognize all rights of Tenant under the Lease and shall not disturb Tenant's quiet possession in the event of a termination of the Lease or foreclosure of the mortgage.  Such Non-Disturbance Agreement shall be in form and substance satisfactory to Tenant's counsel.  In respect to Landlord's current mortgagee, Landlord shall deliver an appropriate Non-Disturbance Agreement guaranteeing Tenant's quiet enjoyment and possession of the property provided Tenant is not in default under the terms of its Lease.

       25.2.  At the request of Landlord, Tenant shall execute and deliver such further instruments as may be reasonably required to implement the provisions of this Article 25.  ~~Tenant hereby irrevocably, during the term of this Lease, constitutes and appoints Landlord as Tenant's agent and attorney in fact to execute any such instruments if Tenant shall fail or refuse to execute the same within ten (10) days after notice from Landlord.~~

       25.3  ~~If, as a condition of approving this Lease, Landlord's mortgagee shall request reasonable modifications of this Lease, Tenant shall not unreasonably withhold or delay its agreement to such modifications, provided that such modifications do not increase the obligations or materially and adversely affect the rights of Tenant under this Lease.~~

26.   Merger.

      The voluntary of other surrender of this Lease by Tenant, or a mutual cancellation hereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing sublease or sub-tenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or sub-tenancies.

27.    Nonliability of Landlord.

       27.1  In the event the Landlord hereunder or any successor owner of the Building shall sell or convey the Building, all liabilities and obligations on the part of the original Landlord or such successor owner under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner provided such new owner assumes Landlord's obligations.  Tenant shall attorn to such new owner.  Landlord must notify Tenant in writing of a transfer of ownership.

       27.2  Except as otherwise provided herein, Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining areas or any part of the area adjacent to or connected with the Demised Premises or any part of the Building or for any loss or damage resulting to Tenant or his property from theft or a failure of the security systems in the Building, or for any damage or loss of property within the Demised Premises from any other cause whatsoever except the acts or omissions of Landlord, its agents, employees, contractors, or others, and no such occurrence shall be deemed to be an actual or constructive eviction from the Demised Premises or result in an abatement of rental.

       27.3  If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only against the right, title and interest of Landlord in the Building and out of rents or other income from the Building receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Building, and Landlord shall not be liable for any deficiency.

28.    Estoppel Certificate.

       At any time and from time to time upon ten (10) days prior request by Landlord, Tenant will promptly execute, acknowledge and deliver to Landlord, a certificate indicating 9a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification), (b0 the date, if any, to which rental and other sums payable hereunder have been paid, (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in said certificate, and (d) such other matters as may be reasonably requested by Landlord.  any such certificate may be relied upon by an prospective purchaser, mortgagee or beneficiary under any deed of trust of the Building or any part thereof.

29.    No Light, Air or View Easement.

       Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

30.    Holding Over.

       If Tenant holds possession of the Demised Premises beyond the expiration of the Term, such continued possession by Tenant shall not have the effect of extending or renewing the Term for any period of time and Tenant shall be presumed to occupy the Demised Premises against the will of Landlord who shall thereupon be entitled to all remedies provided for the expulsion of Tenant, including all claims for loss and damage; provided, however, that Landlord may, at its option, give to Tenant at any time during such continued possession by Tenant written notice that Tenant may continue to occupy the Demised Premises under a tenancy from month to month and otherwise under such terms and conditions (including rental) as Landlord may specify in said written notice.

31.    Abandonment.

       If Tenant shall abandon or surrender the Demised Premises, or be dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the Demised Premises after fifteen (15) days, shall be deemed to be abandoned, or, at the option of Landlord, may be removed by Landlord at Tenant's expense.

32.    Security Deposit.

       Upon the execution of this Lease, Tenant has deposited with Landlord the "Deposit" in the amount set forth in Section 1(k) hereof.  the Deposit shall be held by landlord as security for the faithful performance by Tenant.  If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may, but shall have no obligation to, use, apply or retain all or any portion of the Deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby.  If Landlord so uses or applies all or any portion of the Deposit, Tenant shall within ten (1) days after demand therefor deposit cash with landlord in an amount sufficient to restore the deposit to the full amount thereof.  landlord shall not be required to keep the deposit separate from its general accounts.  If Tenant performs all of Tenant's obligations hereunder, the Deposit or so much thereof as has not theretofore been applied by landlord, shall be returned, without payment or interest or other increment for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) ~~at~~ within fifteen (15) days of the expiration of the Term, and after Tenant has vacated the Demised Premises.  No trust relationship is created herein between Landlord and Tenant with respect to he Deposit.

33.    Waiver.

       33.1  The waiver by Landlord of any agreement, condition or provision herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant of the terms hereof in strict accordance with said terms.  The subsequent acceptance of rental hereunder by landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition or provision of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of

Landlord's knowledge of such preceding breach at the time of acceptance of such rental.

       33.2  ~~Landlord and Tenant hereby waive trial by jury in any action preceding, or counterclaim brought by Landlord or Tenant against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord to Tenant, the use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant, any claim of injury or damage, and any emergency or other statutory remedy; provided, however, the foregoing waiver shall not apply to any action for personal injury or property damage.  If Landlord commences any summary or other preceding for nonpayment of rent or the recovery of possession of the Demised Premises, Tenant shall not interpose any counterclaim of whatever nature or description in any such preceding, unless the failure to raise the same would constitute a waiver thereof.~~

34.    Notices.

       All notices, consents, requests, demands, designation or other communications which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been duly given then personally delivered or deposited in the United States mail, certified or registered, postage prepaid, and addressed as follows:  to Tenant at the address set forth in section 1(l) hereof, or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address set forth in Section 1(m) hereof, or to such other place as Landlord may from time to time designate in a notice to Tenant; or, in the case of Tenant, delivered to Tenant at the Demised Premises.  In the event a Guarantor is listed in Section 1(n) hereof and such Guarantor executes this Lease, Landlord shall forward copies of all notice of default hereunder to the Guarantor at the address set forth in Section 1(o) hereof.  Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices hereunder the person in charge of or occupying the Demised Premises at the time, and if no person all be in charge of or occupying the Demised Premises at the time, then such service may be made by attaching the same on the main entrance of the Demised Premises.

35.    Guaranty.

       ~~In the event a Guarantor is listed in Section 1(n) hereof and such Guarantor executes this Lease, the Guarantor, in consideration of the leasing of the Demised Premises to Tenant, and other good and valuable consideration, does hereby covenant and agree that:~~

~~(a)  The Guarantor does hereby absolutely, unconditionally and irrevocably guarantee to Landlord the full and complete performance of all of Tenant's covenants and obligations under this Lease and the full payment by Tenant of all rentals, additional charges and other charges and amounts required to be paid hereunder during the entire Term.  Guarantor's obligations hereunder shall be primary and not secondary and are independent of the obligations of Tenant.~~

~~(b)  A corporate action or actions may be brought and prosecuted against Guarantor, whether or not action is brought against Tenant or whether Tenant shall be joined in any such action or actions.  At Landlord' option, the Guarantor may be joined in nay action or proceeding commenced by landlord against Tenant in connection with and based upon any covenants and obligations of this Lease, and the Guarantor hereby waives any demand by landlord and//or prior action by Landlord of any nature whatsoever against Tenant.~~

~~(c)  The Guarantor consents to forbearance, indulgences and extensions of time on the part of Landlord being afforded to tenant, the waiver from time to time by Landlord of any right or remedy on its part as against Tenant.  The Guarantor hereby agrees that no act or omission on the part of Landlord, shall affect or modify the obligation and liability of the Guarantor hereunder.~~

~~(d)  This Guaranty shall remain and continue in full force and effect, notwithstanding (i) any alteration of this lease by the parties thereto, whether prior or subsequent to the execution~~

~~hereof; (ii) any renewal, extension, modification or amendment of this Lease; (iii) any subletting of the Demised Premises or assignment of Tenant's interest in this Lease.  The Guarantor does hereby waive notice of any of the foregoing and agrees that the liability of the Guarantor hereunder shall be abased upon the obligations set forth in this Lease as the same bay be altered, renewed, extended, modified, amended or assigned.  The Guarantor further waives all notice of the acceptance of this Guaranty and notice of breach, default or nonperformance by Tenant of its obligations under this Lease.~~

~~(e)  The Guarantor's obligations hereunder shall remain fully binding although Landlord may have waived one or more defaults by Tenant, extended the time of performance by Tenant, released, returned, or misapplied other collateral given later as additional security (including other guaranties) and released Tenant from the performance of its obligations under this Lease.~~

~~(f)  In the event any action or preceding be brought by Landlord to enforce this Guaranty, or Landlord appears in any action or preceding in any way connected with or growing out of this Guaranty, then and in any such event, the Guarantor shall pay to Landlord reasonable attorneys' fees, but only if Landlord ins successful in obtaining judgment.  The Guarantor in any suit brought under this Guaranty does hereby submit to the jurisdiction of the courts of the State of Michigan and to venue in the circuit court of Oakland, Michigan.~~

~~(g)  This Guaranty shall remain in full force and effect notwithstanding the institution by or against Tenant or bankruptcy, reorganization, readjustment, receivership or insolvency proceedings of any nature, or the disaffirmance of this Lease in any such proceedings or otherwise.~~

~~(h)  This Guaranty shall be applicable to and binding upon the heirs, representatives, successors and assigns of Landlord, Tenant and the Guarantors.~~

36.    Complete Agreement.

There are not oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangement, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease or the Building.  There are no representations between Landlord and Tenant other than those contained in this Lease and all reliance with respect to any representations is solely upon such representations.

37.    Corporate Authority.

       If Landlord or Tenant signs as a corporation, partnership, or limited partnership, each of the persons executing this Lease on behalf of Landlord or Tenant does hereby covenant and warrant that ~~Tenant~~ it has and is qualified to do business in Michigan, that the corporation, partnership, or limited partnership, has full right and authority to enter into this Lease, and that each and all of the persons signing on behalf of the corporation partnership, or limited partnership, are authorized to do so.

38.    Inability to Perform.

       If, by reason of the occurrence of unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortage of materials or supplies or for any other cause or event beyond Tenant or Landlord's reasonable control, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of Article 8 hereof or any other provisions of this lease or any collateral instrument, or if Landlord or Tenant is unable to perform or make or ids delayed in performing or making any installations, decorations, repairs, alterations, additions, or improvements, whether required to be performed or made under this Lease or under any collateral instrument, or is unable to fulfill or is delayed in fulfilling any of Tenant or Landlord's other obligations under this Lease or any collateral instrument, no such inability or delay shall constitute an actual or constructive eviction in whole or in part, or entitle Tenant to any abatement or diminution of rental or other charges due hereunder or relieve Landlord or Tenant from any of ~~its~~ their obligations under this Lease, or impose any liability upon Tenant or Landlord or its agents by reason of inconvenience or annoyance to Landlord or Tenant, or injury to or interruption of Landlord or Tenant's business, or otherwise.

39.    Covenant of Quiet Enjoyment.

       Upon Tenant paying the rental and other charges due hereunder and performing all of Tenant's obligations under this Lease, Tenant may peacefully and quietly enjoy the Demised Premises during the term of his Lease; subject, however, to the Provisions of this Lease and to any mortgages or ground or underlying leases referred to in Article 25 hereof.

40.    Miscellaneous.

       40.1  The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular.  If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.

       40.2  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

       40.3  The agreements, conditions and provisions herein contained shall, subject to the provisions as to assignment, set forth in Article 17 hereof, apply to and bind the heirs, executors, administrators, successors and assigns of the parties hereto.

       40.4  Tenant shall not without the consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Demised Premises.  Landlord reserves the right to select the name of the Building and to make such changes of name as it deems appropriate from time to time.

       40.5  If any provisions of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provisions of this Lease and all such other provisions shall remain in full force and effect.

       40.6  This Lease shall be governed by and construed pursuant to the laws of the State of Michigan.

       IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date set forth in Section 1(a).

Gateway Office Associates Limited Partnership,
a Michigan limited partnership
By:  Etkin Real Properties Southfield, Inc.,
      a Michigan corporation
Its:  General Partner

By:  /s/
           "Landlord"
Its:  President

MEDCO Inc., a Michigan corporation
By:  /s/
           "Tenant"

RIDER TO LEASE BETWEEN

GATEWAY OFFICE ASSOCIATES LIMITED PARTNERSHIP

AS LANDLORD, AND

MEDCO, INCORPORATED AS TENANT

____________________________________________________________

  Basic Rental Schedule

3/01/90  - 6/30/90                              $5,525.28 per month*
7/01/90  - 9/30/90           None Due
10/01/90 - 2/28/92     $72,000.00 per annum     $6,000.00 per month
3/01/92  - 2/28/95     $75,000.00 per annum     $6,250.00 per month
3/01/95  - 2/28/00     $81,000.00 per annum     $6,750.00 per month

*Tenant shall not be required to pay any Additional Rental for Tenant's Share of Expenses and Taxes during the period 3/01/90-9/30/90.

  Lease Assumption - Landlord hereby acknowledges and agrees that effective as of February 28, 1990, Landlord shall assume each and every obligation of Tenant from and after February 28, 1990 with respect to their current leased Premises located in the Congress Building at 30555 Southfield Road, Suite 500, Southfield, Michigan  48-76.  Landlord hereby acknowledges and agrees to indemnify Tenant and hold Tenant harmless from and against any losses, damages, costs, expenses, rents, claims, suits, demands, and causes of action, whether at law or in equity arising out of or in connection with Landlord's failure to perform and abide by the terms and conditions of said Lease.  In the even Landlord fails to perform or abide by its obligations under said Lease, Tenant shall be entitled to offset against any rent due under this Lease, and any and all sums, costs or expenses incurred by Tenant in connection with said lease from and after February 29, 1990.  Notwithstanding the foregoing, Tenant shall be liable for any and all damage to the premises located in the Congress Building resulting from Tenant's use and occupancy of same.

  Right of Termination.  If at any time during the final two (2) lease years of the term of this Lease, Landlord is unable to provide Tenant with Additional Space in a manner satisfactory to Tenant in its reasonable determination within City Center Office Park, Tenant shall have the unilateral right to terminate this Lease upon One Hundred Eighty (180) days prior written notice.

  Options to Lease Additional Space

In addition to the Right of First Refusal granted in Paragraph 5 of this Rider, Landlord hereby grants to Tenant the option to lease an additional, 2,000 +/- rentable square feet of space, which space is designated as Expansion Space "A" on Exhibit "A" attached hereto and made a part hereof, commencing no earlier than thirty six (36) months, nor later than forty two (42) months, from and after the Commencement date hereof.  Tenant shall give Landlord written notice of its intention to lease such Additional Space on or before November 1, 2992.  The Basic Rental for such space shall be equivalent to the then prevailing rental rate under this Lease.  The Additional Space leased by Tenant, pursuant to this Paragraph, shall be leased for the balance of the term of this Lease in effect at the time possession of such Additional Space is delivered to Tenant.  Tenant's obligation to pay rent for such Additional Space has not been previously build out, Landlord shall provide Tenant with an improvement allowance

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pursuant to Exhibit B attached hereto.  In addition, Landlord shall contribute an amount equal to One ($1.00) Dollar per usable square foot multiplied by the then remaining number of Lease years under this Lease (this calculation shall not use a Lease term greater than 8 years).  In the event such space has been previously occupied, Landlord shall provide Tenant with an improvement allowance in the amount of One ($1.00) Dollar per usable square foot multiplied by the then remaining number of Lease years under this Lease (this calculation shall not use a lease term greater than 8 years).  All terms and conditions of this Lease shall apply to such Additional Space, provided, however, that Tenant's Share shall be appropriately adjusted.

(b)  Landlord also hereby grants to Tenant the option to lease an additional 2,000 +/- rentable square fees of space, which space is designated as Expansion Space "B" on Exhibit "A" attached hereto and made a part hereof, commencing no earlier than sixty (60) months, nor later than sixty six (66) months, from and after the Commencement Date hereof.  Tenant shall give Landlord written notice of its intention to lease such Additional Space on or before November 1, 1994.  The Basic Rental for such space shall be equivalent to the then prevailing rental rate under this Lease.  The Additional Space leased by Tenant, pursuant to this Paragraph, shall be leased for the balance of the term of this Lease in effect at the time possession of such Additional Space is delivered to Tenant.  Tenant's obligation to pay rent for such Additional Space shall commence on the date when all improvements, or renovations, as the case may be, to such space have been completed and possession has been delivered to Tenant.  With respect to the preparation of such space, in the event the Additional Space has not been previously build out, Landlord shall provide Tenant with an improvement allowance pursuant to Exhibit B attached hereto.  In addition, Landlord shall contribute an amount equal to One ($1.00) Dollar per usable square foot multiplied by the then remaining number of Lease year sunder this Lease (this calculation shall not use a Lease term greater than 8 years).  In the event such space has been previously occupied, Landlord shall provide Tenant with an improvement allowance in the amount of One ($1.00) Dollar per usable square foot multiplied by the then remaining number of Lease years under this Lease (this calculation shall not use a Lease term greater than 8 years).  All terms and conditions of this Lease shall apply to such Additional Space, provided, however, that Tenant's Share shall be appropriate adjusted.

In addition, to those rights of Tenant set forth in Paragraphs 4 and 5 of this Rider, Tenant shall have the option, at any time during the term of this Lease, and at any time ~~prior to Landlord leasing~~ Expansion Space "A" and/or Expansion Space "B" are unleased to lease Expansion Space "A" and/or Expansion Space ?B? on the same terms and conditions described in this Paragraph 4, with respect to term, basic rental, build-out, and build-out allowance therefor.

Tenant shall be not be required to lease Expansion Space "A" in order to lease Expansion Space "B", it being the intention of the parties hereto that it is possible for Tenant to lease Expansion Space "B" without being required to lease Expansion Space "A" if so desired by Tenant.

  Right of First Refusal to Lease Additional Space.  Tenant shall have a right of first refusal to lease that certain additional 4,000 +/- rentable square feet of additional space ("Additional Space"), or any portion thereof, in the location designated on Exhibit "A" attached hereto, now or as same becomes available.

Whenever during the term of this Lease Landlord receives an offer to rent the Additional Space, or any portion thereof, Landlord shall give Tenant written notice of such offer, specifying all economic terms and conditions of such offer.  Upon receipt of such notice from Landlord, Tenant may exercise its right to lease such Additional Space, or portion thereof, on the same economic terms and conditions as in the officer (other than the term of the Lease for the Additional Space), by giving written notice of its

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intent to exercise within fourteen (14) days after receipt of Landlord's notice.  Tenant's failure to give such notice shall be deemed an election not to lease such Additional Space, or portion thereof.

Any Additional Space leased by Tenant pursuant to this paragraph shall be leased for the balance of the term of this Lease in effect at the time possession of the Additional Space is delivered to Tenant.

Tenant and Landlord acknowledge that the Additional Space herein described and the additional space described in the Expansion Option Set forth in this Rider to Lease are one and the same.

This right of first refusal to Lease the Additional Space is in addition to, no in lieu of, the Expansion Option set forth in this Rider to Lease.  in no event shall Landlord enter into any lease(s) with regard to the Additional Space, or any portion thereof, which would in any manner abrogate Tenant's Expansion Option set forth in this Rider to Lease.

With respect to the Additional Space, Tenant's obligation to pay rent for such space shall commence on the date all improvements to the Additional Space have been completed and possession has been delivered to tenant.

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EXHIBIT /B/
CITY CENTER OFFICE PARK
TENANT INTERIOR IMPROVEMENTS
SUPPLIED BY LANDLORD

INTERIOR PARTITIONS:	Partitions shall extend from floor to ceiling grid and be constructed of 5/8" thick gypsum board over metal stud framing. Partition to be painted and include 2-1/2" vinyl covered base, colors to be selected from samples supplied by Landlord's Architect.
DEMISING PARTITIONS;	Partitions between Tenant Premises shall be identical to interior partition construction and shall include blanket sound insulation full height of wall and above ceiling 3' - 0" horizontally each side of partition.
ALLOWANCE:	One (1) lineal foot of interior and demising partitions shall be provided for each twenty (20) usable square feet of Tenant Premises. Partitions shall be measured through door openings and 50% of demising partitions will be included in computation of the total footage allowed. Corridor walls, building perimeter walls and column covers shall be constructed and finished at Landlord's expense.
INTERIOR DOORS:	Flush solid core, oak veneer finish, approximately (3'-0" x 8'-2") door in solid oak frame with building standard latchset and wall bumper.
ALLOWANCE:	One (1) interior door provided for each 500 usable square feet of Tenant Premises.
CEILING:	Offwhite 2' x 2' lay-in acoustical tile in exposed offwhite metal grid system. Grid system installed prior to construction of all partitions with pattern and height established by basic building plans.
ALLOWANCE:	Total extent of Tenant Premises.
FLOOR COVERING:	Direct glue-down (no padding) carpeting. Color and style to be selected from samples supplied by Landlord's Architect.
ALLOWANCE:	Total extent of Tenant Premises.
WINDOW TREATMENT:	Building standard window coverings as selected by Landlord's Architect.
ALLOWANCE:	All building windows at the perimeter of Tenant Premises.

(Tenant Interior Improvements
Supplied by Landlord, cont.)

FIRE PROTECTION:	Hydraulic fire suppression system, with semi-recessed sprinkler heads provided at spacings established by basic building plan and applicable building codes. Sprinkler heads are installed at predetermined spacings, prior to construction of Tenant partitions. Relocating of existing heads or adding additional heads as required by Tenant partition layouts, shall be at Tenant's expense.
HEATING VENTILATING AND AIR-CONDITIONING:	A perimeter heating system shall be provided adjacent to exterior windows. Cooling zones shall be provided for exterior and interior areas of each Tenant floor with ceiling diffusers, return grills and a thermostat in each zone. one zone per 1,000 usable square feet.

Special HVAC applications as may be required by computer rooms, conference rooms, lunch rooms, etc., shall be at Tenant's expense.

ELECTRICAL.	The following electrical elements shall be provided for the indicated quantify of Tent premises. outlets to be located in existing building perimeter or core area walls or which require the floor to be cored, will be at Tenant's expense.
LIGHT FIXTURES:	One (1) 2' x 4', recessed lay-in fluorescent fixture with acrylic lens, per 800 usable square feet.
POWER OUTLET:	One (10 120 volt duplex wall outlet per 190 usable square feet.
TELEPHONE OUTLET:	One (1) wall telephone outlet per 250 usable square feet. Any conduit required to connect Tenant's switchboard to central phone room to be Tenant's expense.
LIGHT SWITCH:	one (1) single pole wall light switch per 500 usable square feet.
EXIT LIGHT:	One (1) illuminated exit sign for each Tenant Premises greater than 2,000 usable square feet when required by applicable building code.
SERVICE:	Lighting and power panels metering as determined by landlord's Architect.

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CITY CENTER OFFICE PARK

EXHIBIT "C"
JANITORIAL SERVICES

DAILY SERVICE - 5 DAYS PER WEEK

Building Entry, Corridors, Lobbies, Stairwells, Elevators - All Other Common Areas

  Empty and clean all ashtrays and cigarette urns.

  Empty all waste containers, clean if necessary; place all debris in dumpster.

  Vacuum all carpeted areas.

  Sweep and/or dust mop all tile floor areas with treated cloths using dust control method.

  Damp mop all tile and marble areas.

  Clean and disinfect all drinking fountains.

  Spot clean fingerprints, smudges, etc., from walls.

  spot clean building entry doors and surrounding glass.

  Vacuum and clean lobby furniture and planters.

  Sweep area around building entry, pick up debris from entry and surrounding landscape areas (within six feet of entry walk).

Lavatories

  Mop, clean, disinfect all tile floors with germicidal cleanser.

  Spot clean all walls and toilet partitions.

  Clean and polish all wall and cabinet mirrors.

  Clean and sanitize toilet bowls, urinals, and sinks; also clean and polish all chrome fixtures.

  Replenish towels, toilet tissue, hand soap, and sanitary napkin dispensers.

  Empty and clean all waste containers.

  Empty and clean all ashtrays and cigarette urns.

  Vacuum and clean womens' lounge couch.

Office Space

  Empty and clean all ashtrays and cigarette urns.

  Empty all waste containers, clean if necessary; place all debris in dumpster.

  Vacuum all carpeted areas, including closets, file rooms, etc.

  Sweep and/or dust mop all tile, parquet, or other hard surface floor areas with treated cloths using dust control method.

  Dust all office furniture completely.  Dust all lamps, window sills, ledges, door moldings, telephones, pictures, plaques, bookcases, etc., with treated cloths.
  NOTE:     Desks covered with paper, charts, etc., will not be touched so as to prevent misplacement, loss or damage.

  Spot clean entrance door and clean all glass partitions and tops as necessary.

  Turn off all lights, report lights left on with Tenant space unoccupied.

WEEKLY SERVICE

Office Space

  Vacuum all upholstered furniture.

  Spot clean carpeting.

  Clean and polish parquet floors.

Lavatories

  Clean and disinfect all ceramic tile walls and toilet partitions.

Building Entry, Corridors, Lobbies, Stairwells, Elevators, - All Other Common Areas

  Spot clean carpeting.

  Wet mop and polish all tile and marble floors.

  Wash and clean building entry doors and surrounding glass.

MONTHLY SERVICE

Office Space

  Furniture, such as tables and cabinets placed against wall, to be moved and area behind cleaned and vacuumed.

  Spot clean fingerprints, smudges, etc., from light switches, door jambs, doors, etc.

SEMI-ANNUAL SERVICE

  Shampoo carpet in all common areas.

  Vacuum clean all draperies on a rotating basis.

  Clean interior and exterior surfaces of building windows.

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CITY CENTER OFFICE PARK

EXHIBIT "D"
BUILDING RULES AND REGULATIONS

(A) Any sign, lettering, picture, notice or advertisement installed within the Demised Premises which is visible from the public corridors within the Building shall be installed in such manner and be of such character and style as Landlord shall approve in writing.  No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in a position to be visible from outside the Building.

(B)  Tenant shall not obstruct sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in or about the Building, nor shall Tenant place objects against glass partitions, doors or windows which would be unsightly from the Building's corridors, or from the exterior of the Building.

(C)  No animals or pets or bicycles or other vehicles shall be brought or permitted to be in the Building or the Demised Premises.

(D)  Tenant shall not make excessive noises, cause disturbances or vibrations, or use or operate any musical, electrical or electronic devices or other devices that emit loud sounds or waves which may disturb or annoy other Tenants or occupants of the Building.

(E) Vending machines servicing others besides Tenant will not be permitted to be installed by anyone by the Landlord.

(F)  Tenant shall lock exterior doors to the Building when entering or leaving after 5:30 p.m. daily and between noon Saturday and 8:00 a.m. on Monday.

(G)  There will be no parking of vehicles in any area of the Development other than those areas clearly marked and defined for parking.  Cars parked illegally or blocking the service area or in the driveways will be towed at the car owner's expense.

(H)  Tenant shall not make any room-to-room canvass to solicit business from other Tenants of the Building and shall cooperate to prevent same.

(I)  Tenant shall not create any odors which may be offensive to other Tenants or occupants of the Building.

(J)  Tenant shall not waste electricity, water or aid conditioning, and shall cooperate fully with landlord to assure the most effective operation of the Building's heating and air conditioning.  Tenant shall not adjust any controls other than room thermostats installed for Tenant's use.  Tenant shall not tie, wedge, or otherwise fasten open any water faucet or outlet.  Tenant shall keep all corridor doors closed.

(K)  No additional locks or similar devices shall be attached to any door and no locks shall be changed except by Landlord.  Upon termination of this Lease or of Tenant's possession of the Demised Premises, Tenant shall surrender all keys for door locks and other locks in or about the Demised Premises and shall make known to Landlord the combination of all locks, safes, cabinets and vaults which are not removed by Tenant.

(L)  Tenant assumes full responsibility for protecting the Demised Premises from theft, robbery and pilferage.  Except during Tenant's normal business hours, Tenant shall keep all doors to the Demised Premises locked and other means of entry to the Demised Premises closed and secured.

(M)  Tenant shall not install or operate any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use for the Demised Premises for general office purposes.

(N)  Tenant shall not employ any person to perform any cleaning, repairing, janitorial, decorating, painting, or other services or work in or about the Demised Premises, except with the approval of Landlord, which approval shall not be unreasonably withheld.

(O)  Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Demised Premises, taking into account the capacity of the electric writing in the Building and the Demised Premises and the needs of other Tenants, and shall not use more than such safe capacity.  Landlords' consent to the installation of electric equipment shall not relieve Tenant from the Obligation not to use more electricity than such safe capacity.

(P)  Tenant, shall not overload any floor and shall install any heavy objects, safes, business machines, files or other equipment without having received Landlord's prior written consent as to size, maximum weight, routing and location thereof.  Safes, furniture, equipment, machines and other large or bulky articles shall be brought through the Building and into and out of the Demised Premises at such times and in such manner as the Landlord shall direct (including the designation of an elevator) and at Tenant's sole risk and responsibility.  Prior to Tenant's removal of any such articles from the Demised Premises, Tenant shall obtain written authorization therefor at the Office of the Building and shall present such writing to a designated employee of Landlord.

(Q)  Tenant shall not in any manner deface or damage the Building.

(R)  Tenant shall not bring into the Building or Demised Premises inflammable such gasoline, kerosene, naphtha and benzine, or explosive or any other articles of an intrinsically dangerous nature.

(S)  Movement in or out of the Building or furniture or office equipment or dispatch or receipt by Tenant of any merchandise or materials other than hand delivered packages, which requires the use of elevators or stairways or movement through the Building entrances or lobby, shall be restricted to the hours designated by Landlord and in a manner to be agreed upon between Tenant and Landlord by prearrangement before performance.  Tenant assumes all risk of damage to any and all articles so moved, as well as injury to any person or property in such movement, and hereby agrees to indemnify Landlord against any loss resulting therefrom.

(T)  Landlord shall not be responsible for any lost or stolen property, equipment, money or jewelry from the Demised Premises or the public areas of the Building regardless of whether such loss occurs when the Demised Premises are locked or not.

(U)  No food for consumption or distribution outside the Demised Premises shall be prepared or cooked in the Demised Premises, and the Demised Premises shall not be used for housing, lodging, sleeping or for any immoral or illegal purpose.

(V)  The work of the janitor or cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and the windows may be cleaned at any time.  Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to Landlord in discharging its obligation regarding cleaning services.

(W)  Tenant will refer all contractors and installation technicians rendering any service for Tenant for supervision and approval before performance of any contractual services.  Tenant will not permit any construction liens to be placed against the Demised Premises or the Development and any contract Tenant enters into for work to be performed on the Demised Premises or the Development will contain a waiver of construction lien.

Tenant shall be responsible for the observance of all of the foregoing rules and regulations by Tenant's employees and agents.  Landlord shall not be liable for any violation of the foregoing rules and regulations by other Tenants of the Building but Landlord shall use its best efforts to enforce the same against other Tenants.

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